Exhibit 10.1

SECOND AMENDMENT
TO THE
MOMENTUS INC.
2021 EQUITY INCENTIVE PLAN

THIS SECOND AMENDMENT TO THE MOMENTUS INC. 2021 EQUITY INCENTIVE PLAN (this “Amendment”) is effective as of May 19, 2026. Capitalized terms used and not defined herein shall have the meanings ascribed to them in the Plan (as defined below), and all section references shall refer to the Plan.

RECITALS

WHEREAS, Momentus Inc. (the “Company”) currently awards long-term compensation to certain non‑employee directors, employees, and consultants under its 2021 Equity Incentive Plan, as amended by that certain First Amendment dated as of May 19, 2025 (as amended, the “Plan”);

WHEREAS, the Plan reserves 60,260 shares of Class A common stock, on a split-adjusted basis, for issuance in connection with awards granted thereunder;

WHEREAS, the Company desires to amend the Plan to increase the number of shares of Class A common stock reserved for issuance under the Plan by 500,000 shares;

WHEREAS, this Amendment requires the approval of the Company’s stockholders;

WHEREAS, the Board has determined that it is in the best interests of the Company, subject to the approval of the Company’s stockholders at the Company’s 2026 Annual Meeting of Stockholders, to amend the Plan to increase the number of shares of Class A common stock reserved for issuance under the Plan by an additional 500,000 shares, from 60,260 shares to 560,260 shares, and to amend the Plan as set forth in this Amendment; and

WHEREAS, the Board has determined that it is in the best interests of the Company, subject to the approval of the Company’s stockholders at the Company’s 2026 Annual Meeting of Stockholders, to amend the Plan to increase the evergreen provision percentage by which the number of shares of our Class A common stock available for issuance under the Plan increases each year from 3.0% of the outstanding shares of Class A common stock on the last day of the immediately preceding fiscal year to 5.0% of the outstanding shares of Class A common stock the last day of the immediately preceding fiscal year, and to amend the Plan as set forth in this Amendment.

NOW, THEREFORE, the Plan shall be amended effective as of the date hereof as follows:

1. Paragraph 3(a) of the Plan is deleted in its entirety and replaced with the following:

(a) Stock Subject to the Plan. Subject to the provisions of Sections 3(b) and 15 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is will not exceed the sum of (i) 560,260 new Shares, plus (ii) the number of Shares subject to awards or issued under the Company’s Amended and Restated 2018 Stock Plan and Space Apprentices Enterprise Inc. 2018 Stock Plan (the “Existing Plans”) that otherwise would have been returned to the Existing Plans on or after the Effective Date on account of the expiration, cancellation, forfeiture or repurchase of awards granted thereunder. The Shares may be authorized, but unissued, or reacquired Common Stock. Notwithstanding the foregoing, subject to the provisions of Section 15 below, in no event shall the maximum aggregate number of Shares that may be issued under the Plan pursuant to Incentive Stock Options exceed the number set forth in this Section 3(a) plus, to the extent allowable under Section 422 of the Code and the regulations promulgated thereunder, any Shares that again become available for issuance pursuant to Sections 3(b) and 3(c).

2. Paragraph 3(b) of the Plan is deleted in its entirety and replaced with the following:

(b) Automatic Share Reserve Increase. The number of Shares available for issuance under the Plan will be increased on the first day of each Fiscal Year beginning with the 2022 Fiscal Year and ending on (and including) the first day of the 2031 Fiscal Year, in each case, in an amount equal to the lessor of (i) five percent (5.0%) of the outstanding Shares on the last day of the immediately preceding Fiscal Year and (iii) such number of Shares determined by the Board.

2. Except as modified herein, all other terms and conditions of the Plan shall remain in full force and effect. In the event of a conflict between this Amendment and the Plan, this Amendment shall control.

IN WITNESS WHEREOF, the undersigned has executed this Amendment to the Plan, to be effective as of the date first written above.

MOMENTUS INC.

By:	/s/ Lon Ensler
Name: Lon Ensler
Title: Chief Financial Officer